EXHIBIT 99.1
ParkOhio Reports Fourth Quarter 2025 Results, including Strong Free Cash Flow;
Transformation Initiatives Position Company for Growth Across Infrastructure, Power Management and Aerospace and Defense Markets in 2026

CLEVELAND, OHIO, March 4, 2026 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the fourth quarter and full year 2025.

“We will look back on 2025 as a pivotal year in implementing our long-term strategy, which is built around three core principles. First, reshaping our industrial portfolio around our most competitive products and services to drive more durable growth and operating leverage. Second, allocating capital toward productivity-enhancing tools, including vertical integration, automation and information systems to improve execution and support organic growth across our Supply Technologies, Assembly Components and Engineered Products segments. Lastly, strengthening our ability to generate consistent cash flow and improve predictability over time.

“As we enter 2026, we are increasingly aligned with powerful secular trends including electrical infrastructure modernization, data center expansion, aerospace and defense investment, semiconductor production and advanced manufacturing. Our record bookings, expanding backlog and ongoing operational improvements position us to participate meaningfully in these markets as we return to growth and execute on our margin improvement objectives,” said Matthew V. Crawford, Chairman and Chief Executive Officer.

Fourth Quarter 2025 Highlights
•Revenue of $395.0 million, compared to $388.4 million in the fourth quarter of 2024, up 2% year-over-year.
•GAAP EPS of $0.11 from continuing operations, reflecting non-cash asset impairment charges of $8.9 million in Engineered Products; Adjusted EPS of $0.65.
•Operating cash flow of $49 million and free cash flow of $36 million; reduced borrowings under our revolving credit facility by $40 million during the quarter.
•EBITDA (as defined) of $35 million; EBITDA margin of 8.9%.

Fourth Quarter 2025 Segment Highlights
•Supply Technologies – Revenue of $187.1 million compared to $181.8 million in the fourth quarter of 2024, up 3%. Sales growth year-over-year occurred in the electrical distribution market for data center expansion, as well as in powersports, semiconductor and commercial aerospace end markets. Operating margins improved to 11.1%, an increase of 240 basis points year-over-year, reflecting ongoing investments in information management tools, automation and AI-enabled transaction processing initiatives designed to improve productivity and reduce operating costs across our global distribution network, which expands our role as a technology-enabled supply chain partner.

•Assembly Components – Revenue of $91.6 million compared to $89.7 million in the fourth quarter of 2024; stable volumes year-over-year with over $40 million of new business launched in 2025. Our vertically integrated polymer extrusion and molding capabilities, combined with a global manufacturing footprint, position us to support fluid routing and critical component applications across traditional, hybrid and electrified powertrains, as well as broader industrial markets. We continue to leverage our long-standing OEM relationships to expand into new product development and innovation opportunities.

•Engineered Products – Revenue stable at $116.3 million compared to $116.9 million in the fourth quarter of 2024; record bookings of $217 million in 2025 driven by demand across defense, steel production, mining, power generation and electrification-related end markets. Backlog at December 31, 2025 totaled $180 million, up 24% from year-end 2024. Through our expanding global aftermarket parts and service operations and investments in production efficiency, we are enhancing lifecycle value for customers and positioning the segment for improved operating performance as backlog converts to revenue. Results include non-cash asset impairment charges of $8.9 million in our forged and machined products group to align our investment with current business levels.

Full Year 2025 Highlights
•Revenue of $1.6 billion, compared to $1.7 billion in 2024.
•GAAP EPS of $1.77 from continuing operations; Adjusted EPS of $2.70.
•EBITDA (as defined) of $138 million; EBITDA margin 8.6%.
•Refinanced our $350 million Senior Notes and Revolving Credit Facility, extending maturities to 2030.

Full Year 2026 Outlook

•Net Sales: $1.675 billion to $1.710 billion, an increase of 5% to 7% over 2025 sales.
•Adjusted EPS: $2.90 to $3.20 per diluted share, an increase of 7% to 19% over 2025 Adjusted EPS.
•EBITDA (as defined): 8-9% of Net Sales.
•Free Cash Flow: $20 million to $30 million.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as Adjusted EPS, to the most comparable GAAP financial measures due to the inherent difficulty in forecasting certain items, including non-cash or infrequent charges, which are not available without unreasonable effort.

Long-Term Positioning

As we mentioned in our commentary last quarter, we believe we are in the early innings of significant demand for electrical infrastructure-related spending. While the diversity of our end markets is a strength, we are tactically positioning the business to take advantage of these trends. As we exit a year of transformation, we remain committed to our goal of building a diverse integrated group of leading high value industrial companies, each of which has a deep competitive moat built over decades on brand, customer relationships, process innovation and intellectual property.

Webcast and Conference Call

A live webcast and conference call to review ParkOhio’s fourth quarter and full year 2025 financial results will be held on Thursday March 5, 2026, at 9:00 a.m. Eastern Time. To access the webcast, please visit the Investor Relations section of the Company’s website at https://www.pkoh.com. A corresponding investor presentation will also be available on the site prior to the call.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates approximately 130 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the impact supply chain and logistic issues have on our business, results of operations, financial position and liquidity; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities, including the conflicts between Russia and Ukraine and in the Middle East, or political unrest, including the rising tension between China and the United States; public health issues, including the outbreak of infectious diseases and any impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the timing and amount of any such dividends; and the other factors we describe under "Item 1A. Risk Factors" included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In millions, except per share data)
Net sales	$395.0	$388.4	$1,599.1	$1,656.2
Cost of sales	326.7	323.9	1,327.9	1,374.8
Selling, general and administrative expenses	48.1	45.1	189.6	187.4
Restructuring and other special charges	1.3	2.5	6.4	4.9
Asset impairment charges	8.9	—	8.9	—
Gains on sales of assets, net	—	(2.5)	—	(2.5)
Other expense	—	5.0	—	5.0
Operating income	10.0	14.4	66.3	86.6
Other components of pension income and other postretirement benefits expense, net	1.7	1.4	7.0	5.2
Interest expense, net	(12.8)	(11.4)	(47.5)	(47.4)
Loss on extinguishment of debt	—	—	(2.0)	—
(Loss) income from continuing operations before income taxes	(1.1)	4.4	23.8	44.4
Income tax benefit (expense)	0.5	0.4	(2.8)	(4.9)
(Loss) income from continuing operations	(0.6)	4.8	21.0	39.5
Loss attributable to noncontrolling interest	2.1	0.8	3.8	2.7
Income from continuing operations attributable to ParkOhio common shareholders	1.5	5.6	24.8	42.2
Loss from discontinued operations, net of tax	(0.5)	(5.1)	(1.0)	(10.4)
Net income attributable to ParkOhio common shareholders	$1.0	$0.5	$23.8	$31.8

Earnings (loss) per common share attributable to ParkOhio common shareholders:
Basic:
Continuing operations	$0.11	$0.41	$1.80	$3.27
Discontinued operations	(0.04)	(0.37)	(0.07)	(0.81)
Total	$0.07	$0.04	$1.73	$2.46

Diluted:
Continuing operations	$0.11	$0.41	$1.77	$3.19
Discontinued operations	(0.04)	(0.37)	(0.07)	(0.79)
Total	$0.07	$0.04	$1.70	$2.40

Weighted-average shares used to compute earnings (loss) per share:
Basic	13.8	13.6	13.8	12.9
Diluted	14.0	13.9	14.0	13.2

Cash dividends per common share	$0.125	$0.125	$0.50	$0.50

Other financial data:
EBITDA, as defined	$35.3	$37.0	$137.5	$151.7

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted earnings from continuing operations is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings from continuing operations is income from continuing operations calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings from continuing operations to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, income from continuing operations calculated in accordance with GAAP. Adjusted income from continuing operations herein may not be comparable to similarly titled measures of other companies. The following table reconciles income from continuing operations to adjusted earnings from continuing operations:

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Income from continuing operations attributable to ParkOhio common shareholders	$1.5	$0.11	$5.6	$0.41	$24.8	$1.77	$42.2	$3.19
Adjustments:
Restructuring and other special charges	1.3	0.09	2.5	0.18	6.4	0.45	4.9	0.37
Asset impairment charges	8.9	0.64	—	—	8.9	0.64	—	—
Loss on extinguishment of debt	—	—	—	—	2.0	0.14	—	—
Gains on sales of assets, net	—	—	(2.5)	(0.18)	—	—	(2.5)	(0.19)
Other expense	—	—	5.0	0.36	—	—	5.0	0.38
Tax effect of adjustments	(1.4)	(0.10)	(1.2)	(0.09)	(2.9)	(0.21)	(1.8)	(0.14)
Non-controlling interest impact	(1.3)	(0.09)	(0.1)	(0.01)	(1.3)	(0.09)	(0.3)	(0.02)
Adjusted earnings from continuing operations	$9.0	$0.65	$9.3	$0.67	$37.9	$2.70	$47.5	$3.59

The following table shows the impact of these adjustments on our segment results (continuing operations):

	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
	(In millions)
	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
Supply Technologies	$—	$—	$—	$—	$—	$—
Assembly Components	—	0.8	0.8	—	0.6	0.6
Engineered Products	5.1	4.1	9.2	—	1.9	1.9
Corporate	—	0.2	0.2	—	—	—
Total continuing operations	$5.1	$5.1	$10.2	$—	$2.5	$2.5

	Year Ended December 31, 2025			Year Ended December 31, 2024
Supply Technologies	$—	$1.4	$1.4	$—	$0.2	$0.2
Assembly Components	—	2.8	2.8	—	1.1	1.1
Engineered Products	5.1	5.6	10.7	—	3.6	3.6
Corporate	—	0.4	0.4	—	—	—
Total continuing operations	$5.1	$10.2	$15.3	$—	$4.9	$4.9

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects income from continuing operations attributable to ParkOhio common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's compliance with its Debt Service Ratio covenant in its revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles income from continuing operations attributable to ParkOhio common shareholders to EBITDA from continuing operations, as defined:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In millions)
Income from continuing operations attributable to ParkOhio common shareholders	$1.5	$5.6	$24.8	$42.2
Add back:
Interest expense, net	12.8	11.4	47.5	47.4
Income tax expense	—	—	2.8	4.9
Depreciation and amortization	8.2	8.4	33.0	33.6
Stock-based compensation	1.4	1.5	5.5	5.6
Restructuring, business optimization and other costs	2.6	1.6	7.7	3.0
Loss on extinguishment of debt	—	—	2.0	—
Other expense	—	5.0	—	5.0
EBITDA loss attributable to Designated Subsidiary	8.7	3.4	14.4	9.9
Other	0.1	0.1	(0.2)	0.1
EBITDA, as defined	$35.3	$37.0	$137.5	$151.7

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2025	2024
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$44.8	$53.1
Accounts receivable, net	265.0	249.5
Inventories, net	420.9	422.9
Other current assets	121.8	110.5
Total current assets	852.5	836.0
Property, plant and equipment, net	198.5	182.9
Operating lease right-of-use assets	41.2	40.3
Goodwill	115.8	111.7
Pension assets	93.3	85.3
Other long-term assets	118.3	108.9
Total assets	$1,419.6	$1,365.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$199.8	$194.8
Current portion of long-term debt and short-term debt	8.3	8.4
Current portion of operating lease liabilities	10.9	10.7
Accrued expenses	147.6	147.2
Total current liabilities	366.6	361.1
Long-term liabilities, less current portion:
Long-term debt	620.7	618.3
Long-term operating lease liabilities	30.4	29.8
Other long-term liabilities	19.1	18.8
Total long-term liabilities	670.2	666.9
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	380.9	330.8
Noncontrolling interests	1.9	6.3
Total equity	382.8	337.1
Total liabilities and shareholders' equity	$1,419.6	$1,365.1

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In millions)
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Income from continuing operations	$(0.6)	$4.8	$21.0	$39.5
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	8.2	8.4	33.0	33.6
Stock-based compensation	1.4	1.5	5.5	5.6
Loss on extinguishment of debt	—	—	2.0	—
Asset impairment charges	8.9	—	8.9	—
Gains on sales of assets, net	—	(2.5)	—	(2.5)
Deferred income taxes	(13.9)	(14.6)	(13.9)	(14.6)
Changes in operating assets and liabilities:
Accounts receivable	11.0	20.0	(4.9)	12.1
Inventories	2.8	(0.9)	2.8	(14.8)
Prepaid and other current assets	10.4	5.0	(9.3)	(14.1)
Accounts payable and accrued expenses	21.6	6.9	(1.4)	(2.7)
Other	(1.1)	(2.2)	(1.4)	(7.1)
Net cash provided by operating activities from continuing operations	48.7	26.4	42.3	35.0
INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Purchases of property, plant and equipment	(12.7)	(9.1)	(40.3)	(31.4)
Proceeds from sales of assets	—	11.5	—	11.5
Business acquisitions, net of cash acquired	—	—	—	(11.0)
Net cash (used in) provided by investing activities from continuing operations	(12.7)	2.4	(40.3)	(30.9)
FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
(Payments on) proceeds from revolving credit facility, net	(40.3)	(33.7)	8.5	(15.0)
Payments on term loans and other debt	(0.4)	(3.1)	(2.1)	(7.5)
Proceeds from other long-term debt	—	—	0.8	5.8
Proceeds from (payments on) finance lease facilities, net	1.4	2.4	(0.5)	0.7
Issuance of 8.5% Senior Notes due 2030, net of discount	—	—	348.3	—
Redemption of 6.625% Senior Notes due 2027	—	—	(350.0)	—
Payments of debt refinancing fees and expenses	—	—	(6.5)	—
Net proceeds from common stock issuances	—	5.7	—	30.4
Payments related to prior acquisitions	—	(0.8)	—	(3.0)
Dividends	(1.8)	(1.8)	(7.8)	(7.2)
Payments of withholding taxes on share awards	(0.1)	(0.2)	(1.8)	(2.6)
Net cash (used in) provided by financing activities from continuing operations	(41.2)	(31.5)	(11.1)	1.6
DISCONTINUED OPERATIONS:
Total used in operating activities	(0.5)	(1.1)	(1.0)	(5.2)
Decrease in cash and cash equivalents from discontinued operations	(0.5)	(1.1)	(1.0)	(5.2)
Effect of exchange rate changes on cash	(0.3)	(2.6)	1.8	(2.2)
Decrease in cash and cash equivalents	(6.0)	(6.4)	(8.3)	(1.7)
Cash and cash equivalents at beginning of the period	50.8	59.5	53.1	54.8
Cash and cash equivalents at end of year	$44.8	$53.1	$44.8	$53.1
Income taxes paid, net	$6.7	$5.0	$24.3	$14.5
Interest paid	$5.5	$17.1	$40.3	$47.0

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended December 31, 2025
	Supply Technologies	Assembly Components	Engineered Products	Total
	(In millions)
Net sales	$187.1	$91.6	$116.3	$395.0
Cost of sales	148.4	82.3	96.0	326.7
Selling, general and administrative expenses	17.9	5.0	17.7	40.6
Restructuring and other special charges	—	0.8	0.3	1.1
Asset impairment charges	—	—	8.9	8.9
Segment operating income (loss)	$20.8	$3.5	$(6.6)	17.7
Corporate expenses				(7.5)
Corporate restructuring and other special charges				(0.2)
Operating income				10.0
Other components of pension and other postretirement benefits income, net				1.7
Interest expense, net				(12.8)
Loss from continuing operations before income taxes				$(1.1)

	Three Months Ended December 31, 2024
	Supply Technologies	Assembly Components	Engineered Products	Total
	(In millions)
Net sales	$181.8	$89.7	$116.9	$388.4
Cost of sales	147.9	80.6	95.4	323.9
Selling, general and administrative expenses	18.0	4.6	16.5	39.1
Restructuring and other special charges	—	0.6	1.9	2.5
Segment operating income	$15.9	$3.9	$3.1	22.9
Corporate expenses				(6.0)
Gains on sales of assets				2.5
Other expense				(5.0)
Operating income				14.4
Other components of pension and other postretirement benefits income, net				1.4
Interest expense, net				(11.4)
Income from continuing operations before income taxes				$4.4

	Year Ended December 31, 2025
	Supply Technologies	Assembly Components	Engineered Products	Total
	(In millions)
Net sales	$747.5	$380.6	$471.0	$1,599.1
Cost of sales	605.9	338.8	383.2	1,327.9
Selling, general and administrative expenses	67.9	19.9	70.5	158.3
Restructuring and other special charges	1.4	2.8	1.8	6.0
Asset impairment charges	—	—	8.9	8.9

Segment operating income	$72.3	$19.1	$6.6	98.0
Corporate expenses				(31.3)
Corporate restructuring and other special charges				(0.4)
Operating income				66.3
Other components of pension and other postretirement benefits income, net				7.0
Interest expense, net				(47.5)
Loss on extinguishment of debt				(2.0)
Income from continuing operations before income taxes				$23.8

	Year Ended December 31, 2024
	Supply Technologies	Assembly Components	Engineered Products	Total
	(In millions)
Net sales	$775.8	$398.7	$481.7	$1,656.2
Cost of sales	631.5	353.6	389.7	1,374.8
Selling, general and administrative expenses	69.1	18.6	70.7	158.4
Restructuring and other special charges	0.2	1.1	3.6	4.9
Segment operating income	$75.0	$25.4	$17.7	118.1
Corporate expenses				(29.0)
Gains on sales of assets				2.5
Other expense				(5.0)
Operating income				86.6
Other components of pension and other postretirement benefits income, net				5.2
Interest expense, net				(47.4)
Income from continuing operations before income taxes				$44.4

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted operating income is a non-GAAP financial measure that the Company is providing in this press release. Adjusted operating income is calculated as operating income (loss) plus adjustments for plant closure and consolidation, severance and other. The Company presents this non-GAAP financial measure because management uses adjusted operating income to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting income (loss). Adjusted operating income is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings in accordance with GAAP. Adjusted operating income herein may not be comparable to similarly titled measures of other companies. The following table reconciles adjusted operating income to operating income (loss):

	Three Months Ended December 31,
	2025			2024
	(In millions)
Operating income (loss):	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$20.8	$—	$20.8	$15.9	$—	$15.9
Assembly Components	3.5	0.8	4.3	3.9	0.6	4.5
Engineered Products	(6.6)	9.2	2.6	3.1	1.9	5.0
Corporate	(7.7)	0.2	(7.5)	(6.0)	—	(6.0)
Gains on sales of assets	—	—	—	2.5	(2.5)	—
Other expense	—	—	—	(5.0)	5.0	—
Adjusted operating income	$10.0	$10.2	$20.2	$14.4	$5.0	$19.4

	Year Ended December 31,
	2025			2024
	(In millions)
Operating income (loss):	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$72.3	$1.4	$73.7	$75.0	$0.2	$75.2
Assembly Components	19.1	2.8	21.9	25.4	1.1	26.5
Engineered Products	6.6	10.7	17.3	17.7	3.6	21.3
Corporate	(31.7)	0.4	(31.3)	(29.0)	—	(29.0)
Gains on sales of assets	—	—	—	2.5	(2.5)	—
Other expense	—	—	—	(5.0)	5.0	—
Adjusted operating income	$66.3	$15.3	$81.6	$86.6	$7.4	$94.0

Free cash flow is a non-GAAP financial measure that the Company is providing in this press release. The Company presents free cash flow, which it defines as net cash used in operating activities minus purchases of property, plant and equipment, because management uses free cash flow to measure its performance. Free cash flow is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, amounts calculated in accordance with GAAP. Free cash flow herein may not be comparable to similarly titled measures of other companies. The following tables reconcile net cash used in operating activities to free cash flow:

Three Months Ended December 31,
2025
(In millions)
Net cash provided by operating activities from continuing operations	$48.7
Less: purchases of property, plant and equipment, net	(12.7)
Free cash flow	$36.0